UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2025

RYVYL Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Camino Del Rio North, Suite 1400 San Diego, CA	92108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 631-8261

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	RVYL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Preferred Stock Repurchase And Note Repayment Agreement

On January 23, 2025, RYVYL Inc., a Nevada corporation (the “Company”) entered into a Preferred Stock Repurchase and Note Repayment Agreement (the “Repurchase Agreement”) with a securityholder of the Company (the “Securityholder”) which provides for repayment of the outstanding balance of an 8% Senior Convertible Note issued to the Securityholder on November 8, 2021 (the “Note”), which Note was originally due on November 5, 2023, and which maturity date was extended through April 5, 2026, pursuant to subsequent extensions provided by the Securityholder. Additionally, pursuant to two Exchange Agreements between the Company and the Securityholder entered into on July 25, 2023 and November 27, 2023, respectively, a portion of the outstanding balance of the Note was exchanged for 55,000 shares of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Shares”).

Pursuant to terms of the Repurchase Agreement, in consideration for an aggregate payment of $17,000,000 by the Company to the Securityholder (subject to an additional payment of $50,000, if the first payment is extended) (the “Repurchase Price”), (i) the entire outstanding principal balance of the Note, including all accrued and unpaid interest, shall be deemed to have been paid and (ii) all outstanding Series B Preferred Shares held by the Securityholder will be repurchased by the Company.

The Repurchase Agreement provides for the payment of the Repurchase Price in two installments, the first in the amount of $13 million (the “First Installment”), which is due on the earlier of (i) 48 hours after funds are received in the Financing (defined below) and (ii) January 27, 2025; provided that the date of the First Installment may be extended, at the sole option of the Company, until February 3, 2025, in consideration for a payment in the amount of $50,000. The second installment, in the amount of $4 million ($4,050,000 if the Company exercises its option for the extension of the date of the First Payment) (the “Second Installment”), is due and payable on or before April 30, 2025 (the “Second Installment Date”), and the maturity date of the Note is advanced to such date. Upon the payment of the First Installment, all Series B Preferred Shares held by the Securityholder will be repurchased.

The Repurchase Agreement further provides that, during the period from the payment of the First Installment until the Second Installment Date, no interest will accrue on the remaining balance of the Note and certain restrictive covenants under the Note will be temporarily waived. If the Company fails to make the Second Installment on or before the Second Installment Date, then interest will continue to accrue again on the outstanding balance of the Note and all other terms of the Note will also be restored as they were prior to the date the First Installment was paid.

The Repurchase Agreement contains customary representations, warranties and agreements by the Company and the Securityholder, customary conditions to closing, and other obligations of the parties.

The description of the Repurchase Agreement set forth herein is qualified in its entirety by reference to the full text of the Repurchase Agreement, which is filed herewith as Exhibit 10.1.

Stock Purchase Agreement and Financing

On January 23, 2025, in connection with the Company’s securing financing (the “Financing”), the Company entered into a stock purchase agreement (the “SPA”) with a purchaser (the “Purchaser”) which provides for the sale to the Purchaser of all of the issued and outstanding shares of capital stock (the “Ryvyl EU Shares”) of the Company’s indirect subsidiary domiciled in Bulgaria, Ryvyl (EU) EAD (“Ryvyl EU”), by Transact Europe Holdings EOOD, the Company’s wholly owned subsidiary, also domiciled in Bulgaria (“Transact Europe”) for an aggregate purchase price of $15,000,000 (the “Financing Purchase Price”). Under the terms of the SPA, the Company is required to use $13 million of the net proceeds raised in the Financing to pay the First Installment of the Repurchase Price. Under the terms of the SPA, the Purchaser is required to deposit the Financing Purchase Price, in escrow, within three business days after execution of the SPA (January 28, 2025), pursuant to the terms of an escrow agreement among Transact Europe, Ryvyl EU, the Purchaser and the escrow agent, dated as of January 23, 2025 (the “Escrow Agreement”). The funds are to be released from escrow, within seven (7) days after execution of the SPA (January 30, 2025), which period may be extended by the Purchaser, in its sole discretion, provided that the Company has satisfied all conditions for funding described in the SPA or the Purchaser has waived any of such conditions. The Company is also required to deliver into escrow, under the terms of the Escrow Agreement, certain pledge agreements and other documents executed by Transact Europe and/or Ryvyl EU, relating to the transfer of the Ryvyl EU Shares under Bulgarian law. The Escrow Agreement also provides for the distribution of the funds deposited and the agreements and other documents deposited.

The SPA contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and Transact Europe, and other obligations of the parties.

On January 23, 2025, the Company, Transact Europe and the Purchaser also entered into a Termination Agreement (the “Termination Agreement”). Among other things, the Termination Agreement provides the Company with the right to terminate the SPA and all of the transactions contemplated therein, by paying the Purchaser $16.5 million on or before 90 days after the date of execution of the SPA (April 23, 2025), provided that such date may be extended an additional 30 days (May 23, 2025) in consideration for the Company’s payment of $500,000 to the Purchaser. If the SPA is terminated as a result of such payment by the Company, the Ryvyl EU Shares will not be sold to the Purchaser and will be returned to Transact Europe and the SPA will be void and of no further effect, except for some provisions that survive termination. In the event that the SPA is not so terminated, then the Purchaser will close on its purchase of the Ryvyl EU Shares; provided, however, if the Purchaser is unable to close for any reason other than the Company’s breach, including the inability to obtain any regulatory clearances required for such transfer, then the Company is liable for damages in the amount of $16.5 million. In the event that the Purchaser is unable to close on the transfer of the Ryvyl EU Shares, as a result of the Company’s breach, then the Company is liable for damages in an amount equal to the appraised value of the Ryvyl EU Shares.

The description of the SPA, Escrow Agreement, and Termination Agreement set forth herein are qualified in their entirety by reference to the full text of the SPA, Escrow Agreement, and Termination Agreement, which are filed herewith as Exhibits 10.2, 10.3, and 10.4, respectively.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the repayment of the Company’s Note is incorporated herein by reference.

Item 3.03 Material Modification To Rights Of Security Holders

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the repurchase of the Company’s Series B Shares is incorporated herein by reference.

Item 8.01 Other Events.

On January 24, 2025, the Company issued a press release (the “Press Release”) announcing its entry into the Repurchase Agreement. The Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
10.1*	Preferred Stock Repurchase and Note Repayment Agreement, dated as of January 23, 2025
10.2†*	Stock Purchase Agreement, dated as of January 23, 2025
10.3*	Escrow Agreement, dated as of January 23, 2025
10.4*	Termination Agreement, dated as of January 23, 2025
99.1*	Press Release, dated as of January 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith
†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYVYL, Inc.

Date: January 24, 2025	By:	/s/ Fredi Nisan
Fredi Nisan
Chief Executive Officer